SECOND AMENDMENT TO TERM LOAN AGREEMENT

This Second Amendment to Term Loan Agreement is made this 22nd day of March, 1996, but is effective as of December 31, 1995, by and between Moto Photo, Inc., a Delaware corporation (`Borrower''), and Bank One, Dayton, NA (``Bank One'').


                                  WITNESSETH:

WHEREAS, Borrower and Bank One entered into an Term Loan Agreement dated May 15, 1994 (the `Agreement'') as amended by a First Amendment to Term Loan Agreement dated January 27, 1995; and WHEREAS, Borrower desires and Bank One has agreed to amend certain covenants and definitions set forth in the Agreement.

1.   On page 7, immediately following the last sentence of Section 4.1,
subsection (a) insert the     following:

     `As soon as available, but not later than 45 days after each fiscal quarter end, the Company shall deliver to the Bank a compliance certificate with a calculation worksheet reporting the Company's quarterly Debt Service Coverage Ratio.''

2. On page 11, delete Section 4.17 in its entirety and insert the following in its place:

     `Consolidated Indebtedness to Net Worth. The Company shall not permit the ratio of Consolidated Indebtedness to Net Worth to be more than 8.5 to 1.0 as of the fiscal year-end of December 31, 1996.''

3. On page 11, delete Section 4.18 in its entirety and insert the following in its place:
     `Working Capital. The Company shall not permit Working Capital to be less than ($2,000,000.00) at each fiscal year end.''

4. On page 11, delete Section 4.19 in its entirety and insert the following in its place:

     ``ebt Service Coverage Ratio. The Company shall not permit its Debt Service Coverage Ratio (as herein defined) to be less than the following:

     For the Four
     Fiscal Quarters    Ratios  *
     Ending
         03/31/96       0.6   to
                           1.0
         06/30/96       0.7   to
                           1.0
         09/30/96      0.85 to 1.0
         12/31/96       1.2   to
                           1.0

     *For any repayment of any portion of approximately $2,000,000.00 of Fuji debt, that payment amount must be included as part of a current maturities of long term debt.''

5. On page 18, delete the definition of `Cash Flow'' and insert the following in its place:

     ``ebt Service Coverage Ratio'' mean, the ratio of the sum of pre-tax income plus interest expense, plus depreciation and amortization expense less dividends declared to the sum of interest expenses plus current maturities of long term debt including any required capital lease payments (as reflected in Borrower's audited financial statement as of fiscal year-end 1995 and any newly created current maturities of long term debt including any newly required capital lease payments).''

6.   This Amendment is a modification only and not a novation.  Except for the
above-quoted   modification(s), the Agreement, any agreement or security
document, and all the terms   and conditions thereof, shall be and remain in
full force and effect without the changes    herein deemed to be incorporated
therein. This Amendment is to be considered attached to the Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Agreement or release any owner of collateral securing the  Agreement.  The validity, priority and
enforceability of the    Agreement shall not be impaired hereby.  To the extent
that any provision of this    Amendment conflicts with any term or condition set
forth in the Agreement, or any     agreement or security document executed in
conjunction therewith, the provisions of this     Amendment shall supersede and
control.

IN WITNESS WHEREOF, parties have executed this Amendment effective as of the day and year first written above.


                         MOTO PHOTO, INC., A Delaware corporation

                         By:/s/David A Mason

                         Its:E.V.P.


                         BANK ONE, DAYTON, NA

                         By:John B Middelberg

                         Its:Vice President